Exhibit 99.2

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


                  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of June 16, 1999, is among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("Infinity"), BURMA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Infinity ("Burma Acquisition"), and OUTDOOR SYSTEMS, INC., a Delaware corporation ("OSI").

                  WHEREAS, the parties have entered into the Agreement and Plan of Merger, dated as of May 27, 1999, providing for the merger of Burma Acquisition into OSI, with OSI continuing as the surviving corporation ( the "Original Agreement"); and

                  WHEREAS, the parties wish to amend the Original Agreement, upon the terms and subject to the conditions herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, Infinity, Burma Acquisition and OSI hereby agree, in accordance with Section 7.6 of the Original Agreement, as follows:

                  1. Infinity Stockholder Approval. Section 4.3 of the Original Agreement (Authority Relative to This Agreement) is hereby amended to read in its entirety as follows:

                  "4.3 Authority Relative to This Agreement. Infinity and Burma Acquisition have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Infinity and Burma Acquisition, and by Infinity as the sole stockholder of Burma Acquisition, and no other corporate proceedings on the part of Infinity or Burma Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the issuance of the Infinity Common Stock in the Merger (the "Share Issuance"), the approval of such issuance by a majority of the votes cast by holders of Infinity Common Stock and Class B Common Stock present in person or by proxy at a meeting, voting as one class (the "Infinity Requisite Vote")). This Agreement has been duly and validly executed and delivered by each of Infinity and Burma Acquisition and constitutes a valid, legal and binding agreement of each of Infinity and Burma Acquisition, enforceable against Infinity and Burma Acquisition, respectively, in accordance with its terms."

                  2. Permitted Stock Repurchases by Infinity. Section 5.2(c) of the Original Agreement (Conduct of Business of Infinity) is hereby amended to insert the following phrase at the end thereof: ", except for repurchases by Infinity of shares of Infinity Class A Common Stock with a market value (based on the purchase price thereof) of up to $1.0 billion at prevailing market prices

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pursuant to a stock repurchase program approved by the Infinity Board of
Directors and publicly announced by press release or filing with the SEC."

                  3. Timing of Appointment of Messrs. Moreno and Levine to Infinity Board. Section 5.18 of the Original Agreement (Infinity Board of Directors) is hereby amended to read in its entirety as follows:

                  "5.18 Infinity Board of Directors. Infinity shall take all necessary action to cause Arturo R. Moreno and William S. Levine to be appointed to the Board of Directors of Infinity effective as of the second business day after the Effective Time; one of such individuals shall be appointed to the class of directors whose term expires in 2001 and the other to the class of directors whose term expires in 2002 (as such individuals shall designate prior to the filing of the Proxy Statement with the SEC)."

                  4. Confirmation. Except as amended by this Amendment No. 1, the Original Agreement shall remain in full force and effect.

                  5. Instruments to be Read Together. This Amendment No. 1 shall form a part of the Original Agreement for all purposes and the Original Agreement and this Amendment No. 1 shall henceforth be read together.

                  6. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, each of the parties has caused this
Amendment No. 1 to Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first written above.


                             INFINITY BROADCASTING CORPORATION

                             By: /s/ Farid Suleman
                                 ------------------------------------------
                                 Farid Suleman
                                 Executive Vice President and
                                 Chief Financial Officer



                             BURMA ACQUISITION CORP.

                             By: /s/ Farid Suleman
                                 ------------------------------------------
                                 Farid Suleman
                                 Vice President, Treasurer



                             OUTDOOR SYSTEMS, INC.

                             By: /s/ William S. Levine
                                 ------------------------------------------
                                 William S. Levine
                                 Chairman of the Board






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